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                                                                    Exhibit 4(a)


                             SUBSCRIPTION AGREEMENT

                            THE SHARES REFERRED TO IN
                     THIS AGREEMENT HAVE NOT BEEN REGISTERED
                     UNDER THE SECURITIES ACT OF 1933 OR ANY
                   APPLICABLE STATE SECURITIES LAWS, AND THEIR
                   TRANSFER IS RESTRICTED BY THE TERMS OF THIS
                        AGREEMENT AND BY APPLICABLE LAW.

                             SUBSCRIPTION AGREEMENT

TO:    Demegen, Inc.
       1051 Brinton Road
       Pittsburgh, PA 15221

Gentlemen:

1.       Description of Units; Subscription for Units.

         a) Description of Units. Demegen, Inc., a Colorado corporation (the "Company"), is offering to sell units of its securities, such units to be comprised of (i) shares of its common stock, $.001 par value ("Common Stock"), and (ii) warrants to purchase Common Stock (the "Units"). Each Unit shall consist of one (1) share of Common Stock and a warrant entitling the holder to purchase one (1) share of Common Stock at any time on or before March 31, 2005 at an exercise price of $0.75 per share (the "Warrants"). The Warrants shall be in the form of Exhibit A to this Subscription Agreement. The purchase price of each Unit will be $0.50. The minimum purchase by each subscriber is 20,000 Units for $10,000 unless the Company, in its sole discretion, agrees otherwise.

         b) Subscription for Units. The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase the number of Units set forth on the Signature Page attached to this Subscription Agreement. The Subscriber is delivering with this Subscription Agreement a check in the amount of $_________ ($0.50 multiplied by the number of Units the Subscriber is subscribing for) payable to the order of Demegen, Inc.

2. Representations of the Subscriber. By executing this Subscription Agreement, the Subscriber hereby represents and warrants to the Company that:

         (i) Subscriber understands that Subscriber must bear the economic risk of an investment in the Units for an indefinite period of time.

         (ii) Subscriber understands that an investment in Company involves certain risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares as set forth in the investment materials packet dated February 10, 2000 which were delivered to the Subscriber (the "Investment Materials"), including the document entitled "List of Recent Developments and Risk Factors" included the Investment Materials.

         (iii) Subscriber acknowledges that Subscriber has read and carefully reviewed the Investment Materials and has based a decision to invest solely on the information contained in the Investment Materials; acknowledges that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information given to Subscriber in the Investment.

         (iv) Subscriber is acquiring the Units for Subscriber's own account as principal for investment and not with a view to resale or distribution. Subscriber will not sell or otherwise transfer the Shares except in accordance with applicable securities laws.

         (v) Subscriber is at least 21 years of age, and (a) Subscriber has adequate means of providing for Subscriber's current needs and personal contingencies, (b) Subscriber has no need for liquidity in the investment in the Units, (c) Subscriber maintains a principal domicile (and is not a transient or temporary resident) at the



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                  address shown below, (d) all of Subscriber's investments in and commitments to non-liquid investments are, and after Subscriber's purchase of the Units will be, reasonable in relation to Subscriber's net worth and current needs, and (e) the personal financial information provided by Subscriber to the Company in the "Accredited Purchaser Questionnaire" contained in the Investor Materials accurately reflects Subscriber's current financial condition, with respect to which Subscriber does not anticipate any material adverse changes.

         (vi) Subscriber understands that the Company shall have the right, in its sole discretion, to accept or reject this subscription, in whole or in part, or to allocate to Subscriber only a portion of the number of Units covered by this subscription. The Company will notify Subscriber whether this subscription is accepted or rejected. To the extent that Subscriber's subscription is rejected, any payment made will be returned to Subscriber without interest and all of Subscriber's obligations hereunder with respect to the rejected portion of the subscription shall terminate.

         (vii) Subscriber understands that the neither the shares of Common Stock nor the Warrants comprising the Units have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state and, as the result thereof, are subject to substantial restrictions on transfer.

         (viii) Subscriber understands and agrees that Subscriber will not sell or otherwise transfer any shares of Common Stock or any of the Warrants comprising the Units unless the Subscriber provides the Company with an opinion of counsel which is reasonably satisfactory to the Company (both as to the issuer of the opinion and the form and substance thereof) that an applicable exemption from the registration requirements of the Securities Act, and any other applicable securities laws is available for the proposed transfer.

         (ix) Subscriber understands that (a) the Company has no obligation or intention to register any of the shares of Common Stock or any of the Warrants comprising the Units for resale under any federal or state securities laws or to take any action (except to the extent set forth in this Subscription Agreement and except for the filing of reports or the publication of information required by Rule 144 under the Securities Act), which would make available any exemption from the registration requirements of such laws, and (b) Subscriber therefore may be precluded from selling or otherwise transferring or disposing of any shares of Common Stock or any of the Warrants comprising the Units, or any portion thereof, and may therefore have to bear the economic risk of investment in the Shares for an indefinite period of time.

         (x) Subscriber understands that no federal or state agency has approved or disapproved the Units, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Units for investment.

         (xi) Subscriber acknowledges that, if purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties in this Section shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

         (xii) IF SUBSCRIBER IS A PENNSYLVANIA RESIDENT, THE SUBSCRIBER ACKNOWLEDGES AND UNDERSTANDS THAT SUBSCRIBER HAS THE RIGHT TO CANCEL AND WITHDRAW THIS SUBSCRIPTION AGREEMENT AND HIS OR HER PURCHASE OF SHARES UPON WRITTEN NOTICE TO THE COMPANY GIVEN TO THE COMPANY AT THE ADDRESS SET FORTH ABOVE WITHIN TWO BUSINESS DAYS FOLLOWING RECEIPT BY THE COMPANY OF AN EXECUTED SUBSCRIPTION AGREEMENT FOR THE UNITS. UPON SUCH CANCELLATION OR WITHDRAWAL, THE SUBSCRIBER WILL HAVE NO OBLIGATION OR DUTY UNDER THIS SUBSCRIPTION AGREEMENT TO THE COMPANY OR TO ANY OTHER PERSON AND WILL BE ENTITLED TO THE FULL RETURN WITHOUT INTEREST OF ANY AMOUNT PAID BY THE SUBSCRIBER PURSUANT TO THIS SUBSCRIPTION AGREEMENT. SUBSCRIBER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT ANY NOTICE OF CANCELLATION OR WITHDRAWAL SHOULD BE MADE BY CERTIFIED OR REGISTERED MAIL OR TELEGRAPH OR OTHER MESSAGE DELIVERY SERVICE. SUCH NOTICE WILL BE EFFECTIVE UPON DEPOSIT IN THE UNITED STATES MAILS, SENT REGISTERED OR CERTIFIED MAIL, OR DELIVERED TO A TELEGRAPH OR OTHER MESSAGE SERVICE FOR TRANSMITTAL, WITH POSTAGE OR OTHER TRANSMITTAL FEES PAID BY SUBSCRIBER.

         (xiii) If Subscriber is a Pennsylvania resident, Subscriber agrees that Subscriber will not sell any portion of the



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                  securities comprising Subscriber's Units purchased pursuant thereto for one year following the purchase of the Units.

         (xiv) Subscriber understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire Shares.


3. Registration Rights. The Company agrees that on or before March 31, 2001, it shall file a Registration Statement on Form SB-2, or any other available form or successor form, under the 1933 Act seeking registration of all shares of Common Stock (i) which comprise the Units and (ii) issuable upon exercise of the Warrants (collectively, the "Registerable Shares"), and shall use its commercially reasonable efforts to cause all such Registerable Shares to be registered under the 1933 Act. Each holder of any Registerable Shares agrees to cooperate fully with the Company in effecting registration and qualification of such holder's Registerable Shares, and shall indemnify and hold harmless the Company and each person who may control the Company within the meaning of Section 15 of the 1933 Act, each director of the Company, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities caused by any untrue statement of fact or omission of a material fact to the extent that such untrue statement or omission was made in reliance upon information furnished to the Company by any such holder.

4.       Miscellaneous.

         a) Controlling Law. All questions relating to the interpretation, construction and enforcement of this Agreement will be determined in accordance with the domestic laws of the Commonwealth of Pennsylvania.

         b) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns , except that the Subscriber may not assign or transfer Subscriber's rights or obligations under or interest in this Agreement without the prior written consent of the Company.

         c) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories.

         d) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

         e) Disclaimer of Representations. Except as expressly set forth in the Investor Materials, Company has not made any representations or warranties to Subscriber and Subscriber expressly acknowledges that it is not relying on any other information received from the Company or its representations (including, without limitation, any projections, forecasts or forward-looking information.




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                                  DEMEGEN, INC.
                COUNTERPART SUBSCRIPTION AGREEMENT SIGNATURE PAGE

         Subscriber, desiring to purchase Units offered by the Company, by executing this Signature Page hereby accepts, adopts and agrees to all terms, conditions and representations of the foregoing Subscription Agreement and agrees to subscribe for the number of Units stated below.

Number of  Units  subscribed for (20,000 Unit minimum):     _____ Units

Enclosed is a check payable to Demegen, Inc. for $___________ ($0.50 per Unit, $10,000 minimum)

Date: February ____ , 2000

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
INDIVIDUALS SIGN BELOW:

-------------------------------         -------------------------------    -------------------------------
Subscriber's Signature                  Print Subscriber's Name            Social Security No.

-------------------------------         -------------------------------    -------------------------------
Joint Subscriber's Signature*           Print Joint Subscriber's Name      Social Security No.

* If Shares are to be owned jointly, both Subscribers must sign.


PARTNERSHIPS, TRUSTS AND OTHER ENTITIES SIGN BELOW:

Name of Entity:
               -------------------------------------------------------------------------------------------

By:
   ----------------------------------------------         ------------------------------------------------
                                                          Taxpayer Identification Number

Title:
      -------------------------------------------         ------------------------------------------------
                                                          Date

ALL SUBSCRIBERS COMPLETE THE ADDRESS SECTION

Principal Residence Address:                              Mailing Address, if different from
                                                          Residence Address:

   ----------------------------------------------         ------------------------------------------------

   ----------------------------------------------         ------------------------------------------------



                                          * * * * * * * * *



The foregoing Subscription is                             DEMEGEN, INC..
accepted on February  _____, 2000
to the extent of _____ Units                              By
                                                              ----------------------------------------------
                                                             Richard D. Ekstrom, President
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